Exhibit 99.1

COMPANY PRESS RELEASE

ROCKWELL MEDICAL TECHNOLOGIES, INC. REPORTS FOURTH QUARTER AND 2005 YEAR-END SALES UP 35% AND 54% RESPECTIVELY; SPENDING FOR FDA DRUG APPROVAL INCREASES

WIXOM, MICHIGAN, March 1, 2006 - Rockwell Medical Technologies, Inc. (Nasdaq:
RMTI), a leading, innovative hemodialysis products manufacturer in the healthcare sector, reported its fourth quarter and year-end results today. Sales increased 35% in the fourth quarter over last year's fourth quarter and 2005 revenue increased 54% over 2004. Sales increased to $27.7 million in 2005 compared to $18 million in 2004. Spending on FDA drug approval for Rockwell's proprietary iron-delivery product, Soluble Ferric Pyrophosphate (SFP), reduced earnings $.04 per share in 2005.

Fourth quarter 2005 earnings per share was a loss of ($.03) as compared to breakeven in the fourth quarter of 2004. Net loss of ($274,040) in the fourth quarter included $186,000 of drug product spending for SFP related expenses. Earnings per share for 2005 were $.01 as compared to $.02 in 2004. Investments in FDA approval costs for SFP during 2005 totaled $.04 per share. 2005 profit of $76,808 was reduced by $350,000 for SFP related expenses.

FOURTH QUARTER HIGHLIGHTS:
     o    Sales increased 35% over the fourth quarter of 2004 to $6,456,000.
     o Appointed Scientific Advisory Board (SAB) to advise on the development and FDA approval of SFP.
     o Commenced Safety Pharmacology Tests for the development and approval of SFP.
     o Completed warrant exchange resulting in successful exercise and gross capital raise of $9.25 million.
     o Net loss was ($.03) per share and included $.02 per share of SFP development costs.

2005 HIGHLIGHTS:
     o Sales increased $9.75 million, or 54%, to $27.7 million in 2005 as compared to 2004.
     o Significantly increased market penetration both domestically and internationally.
     o Expanded national production and distribution footprint with third manufacturing facility in the Southeast.
     o Received European Patent allowance for Rockwell's proprietary iron delivery product - SFP.
     o    Completed commercial SFP manufacturing and testing procedures.
     o Net Income was $.01 per share and included $.04 of SFP development costs.

Mr. Robert L. Chioini, Chairman and Chief Executive Officer of Rockwell Medical Technologies, Inc. stated, "We are extremely pleased with the progress we made during 2005. Our strategic initiatives encompass both building our core concentrate business and gaining FDA market approval for our proprietary iron-delivery product (SFP), but clearly our top priority will be getting SFP to the market as fast as possible. The fourth quarter was the beginning of accelerated spending on SFP product testing and resulted in increased product development expense for Rockwell; we anticipate that expense will increase substantially going forward. We expect to spend at least $3-4 million for FDA testing and development in 2006 which will be funded from the proceeds from the exercise of our warrants. We are very excited about this innovative, proprietary product and its potential to capture market share."

Rockwell is seeking FDA approval for its Soluble Ferric Pyrophosphate (SFP) iron-delivery product used to treat dialysis patients with iron deficiency. The Company plans to submit its Phase III protocol for FDA review in the second quarter of 2006 and anticipates that Phase III clinical studies will commence in late 2006. Safety and pharmacology testing commenced in the fourth quarter of 2005 and will run throughout 2006. Safety and pharmacology testing so far has demonstrated favorable results. SFP was successfully tested in its Phase II clinical trial. An independent National Institutes of Health Study is expected to commence treating patients with SFP in May.

Rockwell will be hosting a conference call to review its year end and fourth quarter results on Wednesday, March 1, 2006 at 11:00 am EST. Investors are encouraged to call in five minutes in advance of the call at 888-896-0862 or may listen on the web at:
http://orion.calleci.com/servlet/estreamgetevent?id=6516&folder=default using
Windows Media Player. See www.rockwellmed.com for more details and playback options.

Rockwell Medical Technologies, Inc. is an innovative leader in manufacturing, marketing and delivering high-quality dialysis solutions, powders and ancillary products that improve the quality of care for dialysis patients. Dialysis is a process that duplicates kidney function for those patients whose kidneys have failed to work properly and suffer from chronic kidney failure, a condition also known as end stage renal disease (ESRD). There are an estimated 350,000 dialysis patients in the United States and the incidence of ESRD has increased approximately 4-6% on average each year over the last decade. Rockwell's products are used to cleanse the ESRD patient's blood and replace nutrients in the bloodstream. Rockwell offers the proprietary Dri-Sate(R) Dry Acid Concentrate Mixing System, RenalPure(R) Liquid Acid Concentrate, SteriLyte(R) Liquid Bicarbonate Concentrate, RenalPure(R) Powder Bicarbonate Concentrate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell's website at www.rockwellmed.com for more information.

Certain statements in this press release with respect to Rockwell's business and operations, including statements regarding FDA approval, the potential of Rockwell's proprietary Soluble Ferric Pyrophosphate (SFP) to capture market share, etc. constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based upon currently available information. Management of Rockwell believes the expectations reflected in the forward-looking statements made in this press release are based upon reasonable assumptions. However, certain factors could occur that might cause actual results to vary. These include, but are not limited to, delays or failure to obtain FDA approval of SFP, failure to obtain medicare or private insurance reimbursement approval, general economic conditions, economic conditions in the hemodialysis industry, modified regulatory requirements, competitive factors, and other factors discussed in Rockwell's reports filed with the Securities and Exchange Commission. These forward-looking statements should be considered in light of these risks and uncertainties.

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                         CONSOLIDATED INCOME STATEMENTS

  FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2005 AND DECEMBER 31, 2004

                                 (WHOLE DOLLARS)

                                            THREE MONTHS      THREE MONTHS    TWELVE MONTHS     TWELVE MONTHS
                                               ENDED             ENDED            ENDED             ENDED
                                           DEC. 31, 2005     DEC. 31, 2004    DEC. 31, 2005     DEC. 31, 2004
                                           --------------    --------------   --------------    --------------
Sales                                      $    6,456,152    $    4,780,070   $   27,694,955   $   17,944,710
Cost of Sales                                   5,890,958         4,072,467       24,689,912       15,139,215
                                           --------------    --------------   --------------    --------------
  Gross Profit                                    565,194           707,603        3,005,043        2,805,495
Selling, General and Administrative               772,663           636,623        2,867,608        2,396,315
                                           --------------    --------------   --------------    --------------
  Operating Income                               (207,469)           70,980          137,435          409,180
Other Income                                            -                 -          137,468                -
Interest Expense, net                              66,571            59,576          198,095          197,658
                                           --------------    --------------   --------------    --------------
  Net Income                               $     (274,040)   $       11,404   $       76,808   $      211,522
                                           ==============    ==============   ==============   ==============
Basic Shares Outstanding                        8,795,057         8,553,527        8,674,651        8,546,302
Basic Earnings Per Share                   $        (0.03)   $         0.00   $         0.01   $         0.02
Fully Diluted Shares Outstanding                9,891,521         9,199,505        9,356,990        9,305,123
Fully Diluted Earnings Per Share           $        (0.03)   $         0.00   $         0.01   $         0.02

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                  AS OF DECEMBER 31, 2005 AND DECEMBER 31, 2004

                                 (Whole Dollars)

                                                                                             DECEMBER 31,    DECEMBER 31,
                                                                                                 2005            2004
                                                                                             ------------    ------------
    ASSETS
Cash and  Cash Equivalents ...............................................................   $    299,031    $    166,195
Restricted Cash Equivalents ..............................................................              -           8,662
Accounts Receivable, net of a reserve of  $70,000 in 2005 and $44,500 in 2004 ............      2,836,072       2,302,093
Inventory ................................................................................      2,051,819       1,652,457
Other Current Assets .....................................................................        193,158         111,630
                                                                                             ------------    ------------
  Total Current Assets ...................................................................      5,380,080       4,241,037

Property and Equipment, net ..............................................................      2,430,222       2,048,665
Intangible Assets ........................................................................        394,819         369,508
Goodwill .................................................................................        920,745         920,745
Other Non-current Assets .................................................................        134,794         120,597
                                                                                             ------------    ------------
  Total Assets ...........................................................................   $  9,260,660    $  7,700,552
                                                                                             ============    ============

  LIABILITIES AND SHAREHOLDERS' EQUITY

Short Term Borrowings ....................................................................   $  1,800,000    $    452,682
Notes Payable & Capitalized Lease Obligations ............................................        522,439         389,602
Accounts Payable .........................................................................      1,795,393       2,124,679
Accrued Liabilities ......................................................................        530,749         481,587
Customer Deposits ........................................................................         33,558          11,005
                                                                                             ------------    ------------
  Total Current Liabilities ..............................................................      4,682,139       3,459,555

Long Term Notes Payable & Capitalized Lease Obligations ..................................        733,723         818,678

  Shareholders' Equity:
Common Share, no par value, 8,886,948 and 8,556,531 shares  issued and outstanding .......     12,628,539      11,870,909
Common Share Purchase Warrants, 3,591,385 and 3,761,071 shares issued and
 outstanding .............................................................................      1,414,876         320,150
Accumulated Deficit ......................................................................    (10,198,617)     (8,768,740)
                                                                                             ------------    ------------
  Total Shareholders' Equity .............................................................      3,844,798       3,422,319
                                                                                             ------------    ------------
  Total Liabilities And Shareholders' Equity .............................................   $  9,260,660    $  7,700,552
                                                                                             ============    ============

Contacts:
Thomas Klema - CFO   (248) 960-9009
Ronald J. Aubrey - Investor Relations   (866) 565-6139